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                                                                    Exhibit 23.4



                                    CONSENT


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 27, 1995, with respect to the consolidated financial statements of United Stationers Inc. as of and for the seven months ended March 31, 1995 included in Amendment No. 3 to the Registration Statement (Form S-1 No. 33-59811) and related Offer for All Outstanding 12-3/4% Senior Subordinated Notes due 2005 In Exchange for 12-3/4% Senior Subordinated Notes due 2005 of United Stationers Supply Co.

                                        /s/ ERNST & YOUNG LLP

                                            ERNST & YOUNG LLP

August 30, 1995